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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Amendment No. 10 to the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Dated: June 30, 2004


                               QUESTOR PARTNERS FUND II, L.P.
                               a Delaware limited partnership

                               By: Questor General Partner II, L.P.,
                                   its General Partner
                               By: Questor Principals II, Inc.
                                   its General Partner

                               By: Robert D. Denious
                                   ---------------------------------------
                               Title:  Managing Director



                               QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                               a Delaware limited partnership

                               By: Questor Principals II, Inc.
                                   its General Partner

                               By: Robert D. Denious
                                   -------------------------------------------
                               Title:  Managing Director



                               QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P. a Delaware limited partnership

                               By: Questor Principals II, Inc.
                                   its General Partner

                               By: Robert D. Denious
                                   -------------------------------------------
                               Title:  Managing Director